UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2011

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders for Salix Pharmaceuticals, Ltd. was held on June 16, 2011.

At the meeting, our stockholders elected six members to our board of directors for a term expiring at the annual meeting of stockholders in 2012, as follows:

Members	Number of Shares Voted For	Number of Shares Voted Against or Withheld (includes Abstentions)	Broker Non-Votes
John F. Chappell	49,069,037	662,751	5,298,339
Thomas W. D’Alonzo	48,127,700	1,604,088	5,298,339
Richard A. Franco, Sr.	47,680,796	2,050,992	5,298,339
William P. Keane	48,598,403	1,133,385	5,298,339
Carolyn J. Logan	49,100,434	631,354	5,298,339
Mark A. Sirgo	48,689,451	1,042,337	5,298,339

At the meeting, our stockholders also ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The vote for such ratification was 54,867,716 shares for and 162,411 shares against (including abstentions).

At the meeting, our stockholders approved the advisory resolution approving the compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 48,530,129 shares for, 1,201,659 shares against (including abstentions) and 5,298,339 broker non-votes.

In the advisory vote on the frequency with which executive compensation will be subject to future advisory stockholder votes, our stockholders approved the option of every year. The vote for such proposal was 43,283,533 shares for every year, 549,459 shares for every two years, 5,870,167 shares for every three years, 28,629 shares in abstention and 5,298,339 broker non-votes.

In accordance with the Board’s recommendation as set forth in the 2011 Proxy Statement, and based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted on an annual basis, unless and until changed, including potentially pursuant to the next advisory vote on this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: June 17, 2011

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer